Farmer Mac Announces Retirement of Chief Executive Officer Bradford T. Nordholm and Appoints Zachary N. Carpenter President and Chief Operating Officer, Who Will Become CEO Upon Current CEO’s Retirement
WASHINGTON, D.C., September 25, 2025 – The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation’s secondary market provider that increases the accessibility of financing to provide vital liquidity for American agriculture and rural infrastructure, announced today the planned retirement of its Chief Executive Officer Bradford T. Nordholm on March 31, 2027. Farmer Mac also announced that its Board of Directors has appointed Zachary N. Carpenter, currently Executive Vice President – Chief Business Officer, as President and Chief Operating Officer, effective immediately, and has named Mr. Carpenter as the successor to Mr. Nordholm upon his retirement. In this role, Mr. Carpenter will take on expanded responsibility while continuing to work with the executive team and Mr. Nordholm.
Mr. Nordholm was appointed as Farmer Mac’s President and Chief Executive Officer in October 2018. Under his leadership, Farmer Mac has deepened and refined its mission, ultimately for the economic prosperity of rural America. Notably, Farmer Mac doubled its annual earnings, grew outstanding business volume to over $30 billion, and delivered top-tier total shareholder returns among S&P Financials, reflecting consistent earnings growth and operational momentum.
The Board’s decision to select Mr. Carpenter as the next Chief Executive Officer follows a thorough, year‑long process of collaboration by the Board to define the appropriate successor profile and to conduct an internal and external search that included the evaluation of numerous qualified candidates.
Mr. Carpenter joined Farmer Mac in May 2019 after roles with increasing responsibility and diversity of experience at Johnson & Johnson, Goldman Sachs, and CoBank. By playing a key leadership role in Farmer Mac’s strategic decision to diversify its loan portfolio into newer lines of business, such as Renewable Energy, Broadband Infrastructure, and Corporate Agribusiness, as well as helping to grow our Farm & Ranch and Power & Utilities businesses, he has deepened the company’s mission-focused impact that is benefiting both Farmer Mac and rural America through changing market cycles. That expansion of Farmer Mac’s secondary market to support the agribusiness and critical rural infrastructure sectors—from the agriculture supply chain supporting food, fiber and fuel production to broadband that connects historically underserved communities to reliable power systems essential for modern life—has helped more people across rural America access food, education, healthcare, economic opportunity, and stability, even in uncertain economic times. Mr. Carpenter has also been instrumental in strengthening Farmer Mac’s stakeholder relationships, a core company value, by building new connections with financial institutions and strategic partners in sectors that were new to the company.
"The Board undertook a deliberate and thorough process to identify the right leader for Farmer Mac’s next chapter of mission-focused growth,” said Lowell L. Junkins, Board Chair. “Zack’s track record, strategic vision, and deep commitment to our mission make him a great choice to step into the role of President and Chief Operating Officer. By naming Zack as Chief Executive Officer upon Brad’s retirement, the Board expresses our confidence in his ability to build on Farmer Mac’s strong financial momentum, commitment to mission, and culture, and guide the company to even greater impact for rural America.”
“When we recruited Zack to Farmer Mac in 2019, it was with a clear vision of fully exercising the authorities Congress has provided us in service of our mission,” said Mr. Nordholm. “He has delivered on that vision with exceptional skill, building entirely new business lines, extending our reach to more corners of rural America, developing strong customer relationships, and forging enduring strategic partnerships. I am proud of Zack and confident in the Board’s decision to name Zack as the next CEO. His passion for rural America and his ability to turn that passion into tangible results make him exceptionally well‑suited to lead Farmer Mac into the future.”
“I am honored to be selected to be the President and Chief Operating Officer of Farmer Mac and grateful for the trust placed in me by the Board,” said Mr. Carpenter. “Brad has played a pivotal role in strengthening and growing Farmer Mac, and as I transition into the CEO role, I look forward to continuing that progress during our next chapter of growth alongside the talented Farmer Mac team. Together, we will continue to accelerate opportunities for rural America, strengthen our relationships, and deliver on our mission that provides vital liquidity to the agricultural and rural infrastructure sectors, while continuing to build shareholder value for the long-term.”
About Farmer Mac
Farmer Mac is driven by its mission to increase the accessibility of financing to provide vital liquidity for American agriculture and rural infrastructure. Our secondary market provides liquidity to our nation’s agricultural and infrastructure businesses, supporting a vibrant and strong rural America. We offer a wide range of solutions to help meet financial institutions’ growth, liquidity, risk management, and capital relief needs across diverse markets, including agriculture, agribusiness, broadband infrastructure, power and utilities, and renewable energy. We are uniquely positioned to facilitate competitive access to financing that fuels growth, innovation, and prosperity in America’s rural and agricultural communities. Additional information about Farmer Mac is available on our website at www.farmermac.com.

CONTACT: Jalpa Nazareth, Investor Relations
Lisa Meyer, Media Inquiries
(202) 872‑7700
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